Exhibit 99.1

Walgreens Boots Alliance Reports Fiscal 2024 Third Quarter Results

Lowering Guidance in Continued Challenging Environment; Provides Strategic Update

Third quarter financial highlights

•	Third quarter earnings per share (EPS)* was $0.40 compared to earnings per share of $0.14 in the year-ago quarter which included a non-cash impairment of pharmacy license intangible assets in Boots UK

•

Adjusted EPS** was $0.63, down 36.6 percent on a constant currency basis compared to the year-ago quarter, including a $0.24 impact from lower sale-leaseback gains, a challenging U.S. retail environment, and recent pharmacy industry trends

•	Third quarter sales increased 2.6 percent year-over-year to $36.4 billion, up 2.5 percent on a constant currency basis

Fiscal 2024 guidance1

•	Lowering fiscal 2024 adjusted EPS** guidance to $2.80 to $2.95 reflecting challenging pharmacy industry trends and a worse-than-expected U.S. consumer environment

Update on strategic review

•	Finalizing significant multiyear footprint optimization program to close certain underperforming U.S. stores

•	Launching U.S. Retail Pharmacy action plan to invest in and deliver an improved customer and patient experience across channels

•	Aligning U.S. Pharmacy and Healthcare organizations for enhanced go-to-market capabilities

•	Simplifying and focusing the U.S. Healthcare portfolio

DEERFIELD, Ill. — June 27, 2024 — Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced financial results for the third quarter of fiscal 2024, which ended May 31, 2024.

Chief Executive Officer Tim Wentworth said:

“We continue to face a difficult operating environment, including persistent pressures on the U.S. consumer and the impact of recent marketplace dynamics which have eroded pharmacy margins. Our results and outlook reflect these headwinds, despite solid performance in both our International and U.S. Healthcare segments.

Informed by our strategic review, we are focused on improving our core business: retail pharmacy, which is central to the future of healthcare. We are addressing critical issues with urgency and working to unlock opportunities for growth. Many of these actions will take time, but I am confident that we have the right team and the right strategy to lead a business turnaround for the Walgreens that our customers and patients need.”

[1]

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

“Adjusted,” “constant currency” and free cash flow amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Overview of Third Quarter Results

WBA third quarter sales increased 2.6 percent from the year-ago quarter to $36.4 billion, an increase of 2.5 percent on a constant currency basis, reflecting sales growth across all segments.

Third quarter operating income was $111 million compared to an operating loss of $477 million in the year-ago quarter, an increase of $588 million, which reflects lapping a $431 million non-cash impairment of pharmacy license intangible assets in Boots UK in the year-ago quarter. Adjusted operating income** was $613 million, a decrease of 36.3 percent on a constant currency basis reflecting lower sale-leaseback gains and softer U.S. retail and pharmacy performance, partly offset by cost savings initiatives and improved profitability in the U.S. Healthcare segment.

Net earnings in the third quarter were $344 million compared to net earnings of $118 million in the year-ago quarter, an increase of $225 million reflecting higher operating income. Adjusted net earnings** were $545 million, down 36.5 percent on a constant currency basis, reflecting lower adjusted operating income**.

EPS in the third quarter was $0.40 compared to $0.14 in the year-ago quarter, reflecting an increase of $0.26. Adjusted EPS** was $0.63, reflecting a decrease of 36.6 percent, or $0.36 on both a reported and constant currency basis.

Net cash provided by operating activities was $605 million in the third quarter and free cash flow** was $334 million, a $778 million increase compared with the year-ago quarter, each driven primarily by phasing and optimization of working capital. The increase in free cash flow also benefited from decreased capital expenditures.

Overview of Fiscal 2024 Year-to-Date Results

Sales in the first nine months of fiscal 2024 increased 6.2 percent from the year-ago period to $110.1 billion, an increase of 5.6 percent on a constant currency basis, reflecting growth across all segments.

Operating loss in the first nine months of fiscal 2024 was $13.1 billion compared to an operating loss of $6.4 billion in the year-ago period, an increase in operating loss of $6.7 billion. Operating loss in the current period reflects a $12.4 billion non-cash impairment charge related to VillageMD goodwill, which resulted in a $5.8 billion charge attributable to WBA, net of tax and non-controlling interest. Operating loss in the current period also reflects a $455 million non-cash impairment charge related to certain long-lived assets in the U.S. Retail Pharmacy segment. Prior year operating loss reflects a $6.8 billion pre-tax charge for opioid-related claims and litigation and a $431 million non-cash impairment of pharmacy license intangible assets in Boots UK. Adjusted operating income** was $2.2 billion, a decrease of 31.5 percent on a constant currency basis reflecting a challenging U.S. retail environment, reimbursement pressure and lower sale-leaseback gains, partly offset by cost savings and improved profitability in the U.S. Healthcare segment.

Net loss for the first nine months of fiscal 2024 was $5.6 billion compared to a net loss of $2.9 billion in the year-ago period, an increase in net loss of $2.7 billion, reflecting the non-cash impairment charges and lapping a $1.5 billion gain on sales of Cencora and Option Care Health shares last year. Adjusted net earnings** decreased 24.9 percent, or $712 million to $2.2 billion, down 25.3 percent on a constant currency basis, reflecting lower adjusted operating income** partly offset by a lower adjusted effective tax** rate due to the recognition of deferred tax assets in foreign jurisdictions in the second quarter.

Loss per share for the first nine months of fiscal 2024 was $6.53 compared to a loss per share of $3.36 in the year-ago period, an increase in loss per share of $3.17. Adjusted EPS** decreased 24.9 percent, or $0.83, to $2.49, reflecting a decrease of 25.3 percent on a constant currency basis.

Net cash used for operating activities was $314 million in the first nine months of fiscal 2024 and free cash flow** was negative $1.1 billion, a $1.2 billion decrease compared with the year-ago period, with each driven primarily by lower earnings, $780 million in higher payments related to legal matters and phasing of working capital. The decrease in free cash flow was partly offset by $497 million in decreased capital expenditures.

Business Segments

U.S. Retail Pharmacy

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Sales	$28,503	$27,866	$86,308	$82,648
Adjusted operating income ***	$501	$962	$1,947	$3,134

The U.S. Retail Pharmacy segment had third quarter sales of $28.5 billion, an increase of 2.3 percent from the year-ago quarter driven entirely by comparable pharmacy sales, partly offset by a retail decline. Comparable sales increased 3.5 percent from the year-ago quarter.

Pharmacy sales increased 4.4 percent and comparable pharmacy sales increased 5.7 percent compared to the year-ago quarter, benefiting from higher branded drug inflation and script growth. Comparable prescriptions filled in the third quarter, adjusted to 30-day equivalents increased 1.6 percent from the year-ago quarter while comparable prescriptions excluding immunizations increased 1.7 percent. Total prescriptions filled in the quarter, including immunizations, adjusted to 30-day equivalents was 306.4 million, an increase of 0.5 percent versus the prior year quarter. Pharmacy margin was negatively impacted by brand mix impacts and reimbursement pressure.

Retail sales decreased 4.0 percent and comparable retail sales decreased 2.3 percent compared with the year-ago quarter, reflecting a challenging retail environment and continued channel shift. Retail margin was negatively affected by increased promotional activity and higher shrink levels.

Adjusted operating income** decreased 47.9 percent to $501 million compared to $1.0 billion in the year-ago quarter, reflecting lower sale and leaseback gains, a challenging retail environment and reimbursement pressure, net of procurement savings, partly offset by cost savings initiatives.

International

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Sales	$5,727	$5,573	$17,581	$16,414
Adjusted operating income ***	$175	$208	$562	$676

The International segment had third quarter sales of $5.7 billion, an increase of 2.8 percent from the year-ago quarter, including a favorable currency impact of 1.1 percent. Sales increased 1.6 percent on a constant currency basis, with the Germany wholesale business growing 4.9 percent and Boots UK sales growing 1.6 percent.

Boots UK comparable pharmacy sales increased 5.8 percent on a constant currency basis compared with the year-ago quarter. Boots UK comparable retail sales increased 6.0 percent on a constant currency basis compared to the year-ago quarter with growth across all categories, and increased total retail market share. Boots.com continued to perform strongly with sales growing 13.8 percent representing 15.6 percent of Boots total retail sales.

Adjusted operating income decreased 15.8 percent to $175 million, a decrease of 16.6 percent on a constant currency basis compared with the year-ago quarter, due to lapping real estate gains in the year-ago period.

U.S. Healthcare

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Sales	$2,125	$1,975	$6,232	$4,597
Operating loss	$(220)	$(522)	$(13,715)	$(1,431)
Adjusted operating loss ***	$(22)	$(172)	$(151)	$(483)
Adjusted EBITDA (Non-GAAP measure)	$23	$(113)	$1	$(346)

The U.S. Healthcare segment had third quarter sales of $2.1 billion, an increase of 7.6 percent compared to the year-ago quarter, led by VillageMD and Shields. VillageMD grew 7 percent, reflecting additional lives in risk and fee-for-service. Shields grew 24 percent, driven by growth within existing partnerships.

Operating loss was $220 million compared to an operating loss of $522 million in the year-ago quarter. Adjusted operating loss**, which excludes certain costs related to amortization of acquired intangible assets and stock compensation expense, was $22 million compared to $172 million in the year-ago quarter.

Adjusted EBITDA** of $23 million improved by $136 million versus the prior year quarter and represents the second consecutive quarter of positive adjusted EBITDA** for the segment, driven by cost discipline and growth from VillageMD and Shields.

Conference Call

WBA will hold a conference call to discuss the third quarter results beginning at 8:30 a.m. Eastern time today, June 27, 2024. A live simulcast as well as related presentation materials will be available through WBA’s investor relations website at: https://investor.walgreensbootsalliance.com. A replay of the conference will be archived on the website for at least 12 months after the event.

*	All references to net earnings or net loss are to net earnings or net loss attributable to WBA, and all references to EPS are to diluted EPS attributable to WBA.
**

“Adjusted,” “constant currency” and free cash flow amounts are non-GAAP financial measures. Measures identified as “comparable” constitute key performance indicators. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure, and key performance indicators.

***

The Company uses Adjusted operating income (loss) as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying segment performance and trends. The consolidated WBA measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Cautionary Note Regarding Forward-Looking Statements: This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, estimates of and goals for future operating, financial and tax performance and results, including the impact of opioid related claims and litigation settlements, our fiscal year 2024 guidance, outlook and targets and related assumptions and drivers, as well as forward-looking statements concerning the expected execution and effect of our business strategies, including the breadth, timing and impact of the actions related to our strategic review, our ability to successfully turn around the business and return to growth and the potential impacts on our business of COVID-19, the impact of adverse global macroeconomic conditions caused by factors including, among others, inflation, high interest rates, labor shortages, supply chain disruptions and pandemics like COVID-19 on our operations and financial results, the financial performance of our equity method investees, including Cencora, the amount of our goodwill impairment charge (which is based in part on estimates of future performance), the influence of certain holidays and seasonality, our cost-savings and growth initiatives, including statements relating to our expected cost savings under our Transformational Cost Management Program and expansion and future operating and financial results of our U.S. Healthcare segment, including our long-term sales targets and profitability expectations. All statements in the future tense and all statements accompanied by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “opportunity,” “guidance,” “projection,” “target,” “aim,” “strive,” “enable,” “create,” “position,” continue,” “transform,” “accelerate,” “model,” “long-term,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” “potential,” “preliminary,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated.

These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2023, as amended, and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”). If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for communities. A trusted, global innovator in retail pharmacy with approximately 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. The Company is reimagining local healthcare and well-being for all as part of its purpose – to create more joyful lives through better health. Through dispensing medicines, improving access to a wide range of health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare.

WBA employs more than 330,000 people and has a presence in eight countries through its portfolio of consumer brands: Walgreens, Boots, Duane Reade, the No7 Beauty Company and Benavides in Mexico. Additionally, WBA has a portfolio of healthcare-focused investments located in several countries, including China and the U.S.

The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA has been recognized for its commitment to being an inclusive workplace. In fiscal 2023, the Company received a score of 100 from the Human Rights Campaign’s Corporate Equality Index, scored 100 percent on the Disability Equality Index for disability inclusion and was named Disability:IN’s 2023 Employer of the Year. In addition, WBA has been recognized for its commitment to operating sustainably as the company is an index component of the Dow Jones Sustainability Indices (DJSI).

More Company information is available at www.walgreensbootsalliance.com.

(WBA-ER)

Media Relations	Contact
U.S. / Jim Cohn	+1 224 813 9057
International	+44 (0)20 7980 8585

Investor Relations	Contact
Tiffany Kanaga	+1 847 315 2922

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Sales	$36,351	$35,415	$110,111	$103,659
Cost of sales	29,892	28,826	89,840	83,062

Gross profit	6,460	6,588	20,271	20,596
Selling, general and administrative expenses	6,393	7,123	21,165	27,215
Impairment of goodwill	—	—	12,369	—
Equity earnings in Cencora	44	58	164	187

Operating income (loss)	111	(477)	(13,099)	(6,431)
Other income, net	254	268	229	1,812

Earnings (loss) before interest and income tax provision (benefit)	365	(209)	(12,870)	(4,619)
Interest expense, net	113	173	351	425

Earnings (loss) before income tax provision (benefit)	251	(382)	(13,221)	(5,044)
Income tax provision (benefit)	20	(330)	(836)	(1,707)
Post-tax (loss) earnings from other equity method investments	(1)	4	15	18

Net earnings (loss)	230	(48)	(12,370)	(3,320)
Net loss attributable to non-controlling interests	(114)	(166)	(6,739)	(420)

Net earnings (loss) attributable to Walgreens Boots Alliance, Inc.	$344	$118	$(5,631)	$(2,900)

Net earnings (loss) per common share:
Basic	$0.40	$0.14	$(6.53)	$(3.36)
Diluted	$0.40	$0.14	$(6.53)	$(3.36)
Weighted average common shares outstanding:
Basic	863.1	863.1	862.9	863.1
Diluted	864.3	863.8	862.9	863.1

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in millions)

	May 31, 2024	August 31, 2023
Assets
Current assets:
Cash and cash equivalents	$703	$739
Accounts receivable, net	5,949	5,381
Inventories	8,578	8,257
Other current assets	1,107	1,127

Total current assets	16,337	15,503
Non-current assets:
Property, plant and equipment, net	9,952	11,587
Operating lease right-of-use assets	21,020	21,667
Goodwill	15,821	28,187
Intangible assets, net	12,836	13,635
Equity method investments	2,961	3,497
Other non-current assets	4,059	2,550

Total non-current assets	66,648	81,125

Total assets	$82,985	$96,628

Liabilities, redeemable non-controlling interests and equity
Current liabilities:
Short-term debt	$1,506	$917
Trade accounts payable	13,100	12,635
Operating lease obligations	2,384	2,347
Accrued expenses and other liabilities	7,753	8,426
Income taxes	292	209

Total current liabilities	25,034	24,535
Non-current liabilities:
Long-term debt	7,407	8,145
Operating lease obligations	21,379	22,124
Deferred income taxes	1,221	1,318
Accrued litigation obligations	5,890	6,261
Other non-current liabilities	6,624	5,757

Total non-current liabilities	42,521	43,605

Redeemable non-controlling interests	173	167
Total equity	15,257	28,322

Total liabilities, redeemable non-controlling interests and equity	$82,985	$96,628

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Nine months ended May 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(12,370)	$(3,320)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	1,837	1,652
Deferred income taxes	(1,242)	(2,098)
Stock compensation expense	143	348
Earnings from equity method investments	(179)	(206)
Impairment of goodwill, intangibles and long-lived assets	13,618	815
Gain on sale of equity method investments	(847)	(1,691)
Gain on sale-leaseback transactions	(268)	(825)
Loss on variable prepaid forward contracts	733	26
Other	(151)	(124)
Changes in certain assets and liabilities:
Accounts receivable, net	(592)	(411)
Inventories	(315)	326
Other current assets	58	(184)
Trade accounts payable	446	627
Accrued expenses and other liabilities	(474)	(588)
Income taxes	167	216
Accrued litigation obligations	(330)	6,835
Other non-current assets and liabilities	(548)	(179)

Net cash (used for) provided by operating activities	(314)	1,219
Cash flows from investing activities:
Additions to property, plant and equipment	(1,135)	(1,633)
Proceeds from sale-leaseback transactions	773	1,549
Proceeds from sale of other assets	1,726	3,798
Business, investment and asset acquisitions, net of cash acquired	(206)	(7,072)
Other	(53)	110

Net cash provided by (used for) investing activities	1,106	(3,249)
Cash flows from financing activities:
Net change in short-term debt with maturities of 3 months or less	(1)	147
Proceeds from debt	23,074	5,240
Payments of debt	(23,128)	(5,232)
Acquisition of non-controlling interests	—	(1,316)
Proceeds from issuance of non-controlling interests	—	2,735
Proceeds from variable prepaid forward contracts	424	644
Treasury stock purchases	(69)	(150)
Cash dividends paid	(1,044)	(1,244)
Other	(168)	(251)

Net cash (used for) provided by financing activities	(912)	573
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	17
Changes in cash, cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(117)	(1,441)
Cash, cash equivalents and restricted cash at beginning of period	856	2,558

Cash, cash equivalents and restricted cash at end of period	$740	$1,117

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

REGARDING NON-GAAP FINANCIAL MEASURES

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under the SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The Company has provided the non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.

These supplemental non-GAAP financial measures are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results. The Company also uses non-GAAP financial measures as a basis for certain compensation programs it sponsors. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

The Company does not provide a reconciliation for non-GAAP estimates to the most directly comparable GAAP financial measures on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, such as unusual one-time charges, tax expenses, and material litigation expenses, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Constant currency

The Company also presents certain information related to current period operating results in “constant currency,” which is a non-GAAP financial measure. These amounts are calculated by translating current period results at the foreign currency exchange rates used in the comparable period in the prior year. The Company presents such constant currency financial information because it has significant operations outside of the U.S. reporting in currencies other than the U.S. dollar and such presentation provides a framework to assess how its business performed excluding the impact of foreign currency exchange rate fluctuations.

Comparable sales

The nine months ended May 31, 2024 comparable sales and prescriptions filled figures for the Company exclude the benefit of this year’s leap day.

For the Company’s U.S. Retail Pharmacy and International segments, Comparable sales are defined as sales from stores that have been open for at least twelve consecutive months without closure for seven or more consecutive days, including due to looting or store damage, and without a major remodel or being subject to a natural disaster, in the past twelve months as well as e-commerce sales. Comparable sales in constant currency exclude wholesale sales in Germany and sales from dispositions in the current period. E-commerce sales include digitally initiated sales online or through mobile applications. Relocated stores are not included as comparable sales for the first twelve months after the relocation. Acquired stores are not included as comparable sales for the first twelve months after acquisition or conversion, when applicable, whichever is later. Comparable sales, comparable pharmacy sales, comparable retail sales, comparable number of prescriptions and comparable number of 30-day equivalent prescriptions refer to total sales, pharmacy sales, retail sales, number of prescriptions and number of 30-day equivalent prescriptions, respectively. The method of calculating comparable sales varies across the retail industry and our method of calculating comparable sales may not be the same as other retailers’ methods.

With respect to the International segment, comparable sales, comparable pharmacy sales and comparable retail sales, are presented on a constant currency basis, which is a non-GAAP financial measure. Refer to the discussion above in “Constant currency” for further details on constant currency calculations.

Key Performance Indicators

The Company considers certain metrics, such as comparable sales (in constant currency), comparable pharmacy sales (in constant currency), comparable retail sales (in constant currency), comparable number of prescriptions, comparable prescriptions excluding immunizations, and comparable 30-day equivalent prescriptions to be key performance indicators because the Company’s management has evaluated its results of operations using these metrics and believes that these key performance indicators presented provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in its historical operating results. These key performance indicators should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented herein. These measures may not be comparable to similarly-titled performance indicators used by other companies.

NET EARNINGS (LOSS) TO ADJUSTED NET EARNINGS AND DILUTED NET EARNINGS (LOSS)

PER SHARE TO ADJUSTED DILUTED NET EARNINGS PER SHARE

	(in millions, except per share amounts)
	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Net earnings (loss) attributable to Walgreens Boots Alliance, Inc. (GAAP)	$344	$118	$(5,631)	$(2,900)
Adjustments to operating income (loss):
Impairment of goodwill, intangibles and long-lived assets [1]	—	299	13,091	299
Acquisition-related costs [2]	68	70	480	257
Acquisition-related amortization [3]	266	274	811	851
Certain legal and regulatory accruals and settlements [4]	52	268	376	7,249
Transformational cost management [5]	95	414	401	697
Adjustments to equity earnings in Cencora [6]	57	61	129	178
LIFO provision [7]	(36)	51	11	89

Total adjustments to operating income (loss)	502	1,436	15,299	9,620
Adjustments to other income, net:
(Gain) loss on certain non-hedging derivatives [8]	(155)	26	733	26
Gain on sale of equity method investment [9]	(88)	(179)	(940)	(1,692)
Gain on investments, net [10]	—	(76)	—	(76)
Loss on disposal of business [11]	—	—	4	—

Total adjustments to other income, net	(244)	(229)	(203)	(1,742)
Adjustments to interest expense, net:
Interest expense on debt [12]	6	—	12	—

Total adjustments to interest expense, net	6	—	12	—
Adjustments to income tax provision (benefit):
Equity method non-cash tax [13]	6	10	20	33
Tax impact of adjustments [13]	(23)	(408)	(821)	(1,968)

Total adjustments to income tax provision (benefit)	(17)	(397)	(800)	(1,935)
Adjustments to post-tax (loss) earnings from other equity method investments:
Adjustments to earnings in other equity method investments [14]	6	9	25	31

Total adjustments to post-tax (loss) earnings from other equity method investments	6	9	25	31
Adjustments to net loss attributable to non-controlling interests:
Transformational cost management [5]	(1)	—	(1)	—
Impairment of goodwill, intangibles and long-lived assets [1]	—	—	(6,195)	—
Acquisition-related costs [2]	(14)	(16)	(200)	(71)
Acquisition-related amortization [3]	(37)	(61)	(153)	(139)

Total adjustments to net loss attributable to non-controlling interests	(52)	(77)	(6,549)	(210)

Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. (Non-GAAP measure)	$545	$860	$2,152	$2,864

Diluted net earnings (loss) per common share (GAAP) [15]	$0.40	$0.14	$(6.53)	$(3.36)
Adjustments to operating income (loss)	0.58	1.66	17.70	11.14
Adjustments to other income, net	(0.28)	(0.27)	(0.23)	(2.02)
Adjustments to interest expense, net	0.01	—	0.01	—
Adjustments to income tax provision (benefit)	(0.02)	(0.46)	(0.93)	(2.24)
Adjustments to post-tax (loss) earnings from other equity method investments	0.01	0.01	0.03	0.04
Adjustments to net loss attributable to non-controlling interests	(0.06)	(0.09)	(7.58)	(0.24)

Adjusted diluted net earnings per common share (Non-GAAP measure) [16]	$0.63	$1.00	$2.49	$3.32

Weighted average common shares outstanding, diluted (in millions) [16]	864.3	863.8	864.3	863.8

[1]

Impairment of goodwill, intangibles and long-lived assets recognized in the nine months ended May 31, 2024 resulted from the interim goodwill impairment assessment for the VillageMD reporting unit. These charges do not relate to the ordinary course of the Company’s business. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded in Selling, general and administrative expenses and Impairment of goodwill within the Consolidated Condensed Statements of Earnings.

[2]

Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in Operating income (loss) within the Consolidated Condensed Statement of Earnings. Examples of such costs include deal costs, severance, stock-based compensation, employee transaction success bonuses, and other integration related exit and disposal charges. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.

[3]

Acquisition-related amortization includes amortization of acquisition-related intangible assets, inventory valuation adjustments and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.

[4]

Certain legal and regulatory accruals and settlements relate to significant charges associated with certain legal proceedings, including legal defense costs. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. In fiscal 2023, the Company recorded charges related to the opioid litigation settlement frameworks and certain other legal matters.

[5]

Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.

[6]	Adjustments to equity earnings in Cencora consist of the Company’s proportionate share of non-GAAP adjustments reported by Cencora consistent with the Company’s non-GAAP measures.
[7]

The Company’s U.S. Retail Pharmacy segment inventory is accounted for using the last-in-first-out (“LIFO”) method. This adjustment represents the impact on cost of sales as if the U.S. Retail Pharmacy segment inventory is accounted for using first-in first-out (“FIFO”) method. The LIFO provision is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences. Therefore, the Company cannot control the amounts recognized or timing of these items.

[8]

Includes fair value gains or losses on the VPF derivatives and certain derivative instruments used as economic hedges of the Company’s net investments in foreign subsidiaries. These charges are recorded within Other income, net. The Company does not believe this volatility related to the mark-to-market adjustments on the underlying derivative instruments reflects the Company’s operational performance.

[9]

Gains on the sale of equity method investments are recorded in Other income, net within the Consolidated Condensed Statements of Earnings. The Company excludes these charges when evaluating operating performance because these do not relate to the ordinary course of the Company’s business.

[10]

Includes significant gains resulting from the change in classification of investments as well as the fair value adjustments recorded to Other income, net. During the three months ended May 31, 2023, the Company recorded pre-tax gains of $76 million related to the change in classification of its previously held equity method investment in Option Care Health to an investment in equity security held at fair value.

[11]	Includes losses related to the sale of businesses. These charges are recorded in Other income net, within the Consolidated Condensed Statements of Earnings.
[12]

Includes interest expense on external debt to fund incremental contributions to the Boots Plan required to complete the Trustee’s acquisition of a bulk annuity policy (the “Buy-In”) from Legal & General. The payments and related incremental interest expense are not indicative of normal operating performance.

[13]

Adjustments to income tax provision (benefit) include adjustments to the GAAP basis tax benefit commensurate with non-GAAP adjustments and certain discrete tax items including U.S. and UK tax law changes and equity method non-cash tax. These charges are recorded in Income tax provision (benefit) within the Consolidated Condensed Statements of Earnings.

[14]

Adjustments to post-tax (loss) earnings from other equity method investments consist of the proportionate share of certain equity method investees’ non-cash items or unusual or infrequent items consistent with the Company’s non-GAAP adjustments. These charges are recorded in Post-tax (loss) earnings from other equity method investments within the Consolidated Condensed Statements of Earnings. Although the Company may have shareholder rights and board representation commensurate with its ownership interests in these equity method investees, adjustments relating to equity method investments are not intended to imply that the Company has direct control over their operations and resulting revenue and expenses. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all revenue and expenses of these equity method investees.

[15]

Due to the anti-dilutive effect resulting from periods where the Company reports a net loss, the impact of potentially dilutive securities on the per share amounts has been omitted from the calculation of weighted-average common shares outstanding for diluted net loss per common share.

[16]	Includes impact of potentially dilutive securities in the calculation of weighted-average common shares, diluted for adjusted diluted net earnings per common share calculation purposes.

NON-GAAP RECONCILIATIONS BY SEGMENT AND ON A CONSOLIDATED BASIS

	(in millions)
	Three months ended May 31, 2024
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$28,503	$5,727	$2,125	$(3)	$36,351
Gross profit (GAAP)	$5,033	$1,222	$181	$23	$6,460
Acquisition-related amortization	5	—	22	—	27
Transformational cost management	21	—	—	—	21
LIFO provision	(36)	—	—	—	(36)

Adjusted gross profit (Non-GAAP measure)	$5,022	$1,222	$203	$23	$6,471

Selling, general and administrative expenses (GAAP)	$4,840	$1,079	$402	$73	$6,393
Acquisition-related amortization	(92)	(16)	(132)	—	(239)
Transformational cost management	(59)	(14)	(1)	(1)	(75)
Acquisition-related costs	(15)	(2)	(44)	(7)	(68)
Certain legal and regulatory accruals and settlements	(52)	—	—	—	(52)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,622	$1,047	$225	$65	$5,959

Operating income (loss) (GAAP)	$237	$143	$(220)	$(50)	$111
Acquisition-related amortization	97	16	154	—	266
Transformational cost management	80	14	1	1	95
Acquisition-related costs	15	2	44	7	68
Adjustments to equity earnings in Cencora	57	—	—	—	57
Certain legal and regulatory accruals and settlements	52	—	—	—	52
LIFO provision	(36)	—	—	—	(36)

Adjusted operating income (loss) (Non-GAAP measure)	$501	$175	$(22)	$(42)	$613

Gross margin (GAAP)	17.7%	21.3%	8.5%		17.8%
Adjusted gross margin (Non-GAAP measure)	17.6%	21.3%	9.6%		17.8%
Selling, general and administrative expenses percent to sales (GAAP)	17.0%	18.8%	18.9%		17.6%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	16.2%	18.3%	10.6%		16.4%
Operating margin [2]	0.7%	2.5%	(10.4)%		0.2%
Adjusted operating margin (Non-GAAP measure) [2]	1.4%	3.1%	(1.0)%		1.4%

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the three month period ended May 31, 2024 includes Cencora equity earnings for the period of January 1, 2024 through March 31, 2024.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

	(in millions)
	Three months ended May 31, 2023
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$27,866	$5,573	$1,975	$—	$35,415
Gross profit (GAAP)	$5,327	$1,173	$89	$—	$6,588
LIFO provision	51	—	—	—	51
Acquisition-related amortization	5	—	25	—	31

Adjusted gross profit (Non-GAAP measure)	$5,383	$1,173	$114	$—	$6,670

Selling, general and administrative expenses (GAAP)	$4,990	$1,475	$611	$48	$7,123
Transformational cost management	(103)	(194)	(113)	(3)	(414)
Impairment of intangible assets	—	(299)	—	—	(299)
Certain legal and regulatory accruals and settlements	(268)	—	—	—	(268)
Acquisition-related amortization	(76)	(15)	(152)	—	(243)
Acquisition-related costs	(3)	(2)	(59)	(6)	(70)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,540	$965	$286	$39	$5,830

Operating income (loss) (GAAP)	$395	$(302)	$(522)	$(48)	$(477)
Transformational cost management	103	194	113	3	414
Impairment of intangible assets	—	299	—	—	299
Acquisition-related amortization	81	15	178	—	274
Certain legal and regulatory accruals and settlements	268	—	—	—	268
Acquisition-related costs	3	2	59	6	70
Adjustments to equity earnings in Cencora	61	—	—	—	61
LIFO provision	51	—	—	—	51

Adjusted operating income (loss) (Non-GAAP measure)	$962	$208	$(172)	$(39)	$959

Gross margin (GAAP)	19.1%	21.0%	4.5%		18.6%
Adjusted gross margin (Non-GAAP measure)	19.3%	21.0%	5.8%		18.8%
Selling, general and administrative expenses percent to sales (GAAP)	17.9%	26.5%	30.9%		20.1%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	16.3%	17.3%	14.5%		16.5%
Operating margin [2]	1.2%	(5.4)%	(26.4)%		(1.5)%
Adjusted operating margin (Non-GAAP measure) [2]	3.0%	3.7%	(8.7)%		2.4%

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the three month period ended May 31, 2023 includes Cencora equity earnings for the period of January 1, 2023 through March 31, 2023.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

	(in millions)
	Nine months ended May 31, 2024
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$86,308	$17,581	$6,232	$(9)	$110,111
Gross profit (GAAP)	$16,030	$3,720	$498	$23	$20,271
Acquisition-related amortization	16	—	62	—	78
Transformational cost management	29	—	—	—	29
LIFO provision	11	—	—	—	11

Adjusted gross profit (Non-GAAP measure)	$16,086	$3,720	$560	$23	$20,389

Selling, general and administrative expenses (GAAP) [3]	$15,957	$3,252	$14,212	$114	$33,534
Impairment of goodwill, intangibles and long-lived assets	(478)	—	(12,579)	(34)	(13,091)
Acquisition-related amortization	(271)	(47)	(416)	—	(733)
Acquisition-related costs	(75)	(11)	(502)	108	(480)
Certain legal and regulatory accruals and settlements	(376)	—	—	—	(376)
Transformational cost management	(325)	(37)	(5)	(6)	(373)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$14,432	$3,158	$711	$182	$18,482

Operating income (loss) (GAAP)	$238	$468	$(13,715)	$(90)	$(13,099)
Impairment of goodwill, intangibles and long-lived assets	478	—	12,579	34	13,091
Acquisition-related amortization	287	47	478	—	811
Acquisition-related costs	75	11	502	(108)	480
Certain legal and regulatory accruals and settlements	376	—	—	—	376
Transformational cost management	354	37	5	6	401
Adjustments to equity earnings in Cencora	129	—	—	—	129
LIFO provision	11	—	—	—	11

Adjusted operating income (loss) (Non-GAAP measure)	$1,947	$562	$(151)	$(158)	$2,200

Gross margin (GAAP)	18.6%	21.2%	8.0%		18.4%
Adjusted gross margin (Non-GAAP measure)	18.6%	21.2%	9.0%		18.5%
Selling, general and administrative expenses percent to sales (GAAP) [3]	18.5%	18.5%	NM		30.5%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	16.7%	18.0%	11.4%		16.8%
Operating margin [2]	0.1%	2.7%	NM		(12.0)%
Adjusted operating margin (Non-GAAP measure) [2]	1.9%	3.2%	(2.4)%		1.7%

NM -	Not meaningful. Percentage increases above 200% or when one period includes income and other period includes loss are considered not meaningful.

[1]

Operating income for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating income for the nine month period ended May 31, 2024 includes Cencora equity earnings for the period of July 1, 2023 through March 31, 2024.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.
[3]	Includes goodwill impairment of $12.4 billion in U.S. Healthcare for the nine months ended May 31, 2024.

	(in millions)
	Nine months ended May 31, 2023
	U.S. Retail Pharmacy[1]	International	U.S. Healthcare	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$82,648	$16,414	$4,597	$—	$103,659
Gross profit (GAAP)	$17,038	$3,421	$138	$—	$20,596
LIFO provision	89	—	—	—	89
Acquisition-related amortization	16	—	69	—	85
Acquisition-related costs	—	—	60	—	60

Adjusted gross profit (Non-GAAP measure)	$17,143	$3,421	$267	$—	$20,831

Selling, general and administrative expenses (GAAP)	$22,215	$3,264	$1,569	$167	$27,215
Certain legal and regulatory accruals and settlements	(7,249)	—	—	—	(7,249)
Acquisition-related amortization	(221)	(45)	(501)	—	(766)
Transformational cost management	(368)	(206)	(113)	(10)	(697)
Impairment of intangible assets	—	(299)	—	—	(299)
Acquisition-related costs	(4)	29	(205)	(18)	(197)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$14,373	$2,745	$750	$139	$18,007

Operating (loss) income (GAAP)	$(4,990)	$156	$(1,431)	$(167)	$(6,431)
Certain legal and regulatory accruals and settlements	7,249	—	—	—	7,249
Acquisition-related amortization	236	45	570	—	851
Transformational cost management	368	206	113	10	697
Impairment of intangible assets	—	299	—	—	299
Acquisition-related costs	4	(29)	265	18	257
Adjustments to equity earnings in Cencora	178	—	—	—	178
LIFO provision	89	—	—	—	89

Adjusted operating income (loss) (Non-GAAP measure)	$3,134	$676	$(483)	$(139)	$3,188

Gross margin (GAAP)	20.6%	20.8%	3.0%		19.9%
Adjusted gross margin (Non-GAAP measure)	20.7%	20.8%	5.8%		20.1%
Selling, general and administrative expenses percent to sales (GAAP)	26.9%	19.9%	34.1%		26.3%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	17.4%	16.7%	16.3%		17.4%
Operating margin [2]	(6.3)%	1.0%	(31.1)%		(6.4)%
Adjusted operating margin (Non-GAAP measure) [2]	3.4%	4.1%	(10.5)%		2.7%

[1]

Operating loss for U.S. Retail Pharmacy includes equity earnings in Cencora. As a result of the two-month reporting lag, operating loss for the nine month period ended May 31, 2023 includes Cencora equity earnings for the period of July 1, 2022 through March 31, 2023.

[2]	Operating margins and adjusted operating margins have been calculated excluding equity earnings in Cencora and adjusted equity earnings in Cencora, respectively.

OPERATING LOSS TO ADJUSTED EBITDA FOR U.S. HEALTHCARE SEGMENT

	(in millions)
	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Operating loss (GAAP) [1]	$(220)	$(522)	$(13,715)	$(1,431)
Impairment of goodwill, intangibles and long-lived assets [2]	—	—	12,579	—
Acquisition-related amortization [3]	154	178	478	570
Acquisition-related costs [4]	44	59	502	265
Transformational cost management [5]	1	113	5	113

Adjusted operating loss	(22)	(172)	(151)	(483)
Depreciation expense	32	43	113	92
Stock-based compensation expense [6]	13	16	39	45

Adjusted EBITDA (Non-GAAP measure)	$23	$(113)	$1	$(346)

[1]

The Company reconciles Adjusted EBITDA for the U.S. Healthcare segment to Operating loss as the closest GAAP measure for the segment profitability. The Company does not measure Net earnings attributable to Walgreens Boots Alliance, Inc. for its segments.

[2]

Impairment of goodwill, intangibles and long-lived assets recognized in the nine months ended May 31, 2024 resulted from the interim goodwill impairment assessment for the VillageMD reporting unit. These charges do not relate to the ordinary course of the Company’s business. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded in Selling, general and administrative expenses and Impairment of goodwill within the Consolidated Condensed Statements of Earnings.

[3]

Acquisition-related amortization includes amortization of acquisition-related intangible assets, inventory valuation adjustments and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.

[4]

Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in Operating income (loss) within the Consolidated Condensed Statement of Earnings. Examples of such costs include deal costs, severance, stock-based compensation, employee transaction success bonuses, and other integration related exit and disposal charges. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.

[5]

Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Condensed Statements of Earnings. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.

[6]	Includes GAAP stock-based compensation expense excluding expenses related to acquisition-related amortization and acquisition-related costs.

EQUITY EARNINGS IN CENCORA

	(in millions)
	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Equity earnings in Cencora (GAAP)	$44	$58	$164	$187
Acquisition-related intangibles amortization	27	32	93	98
Restructuring and other expenses	8	10	19	10
Turkey hyperinflation impact	3	1	10	6
Acquisition-related deal and integration expenses	2	10	9	15
Tax reform	(4)	—	(1)	4
Amortization of basis difference in OneOncology investment	1	—	2	—
Gain on remeasurement of equity investment	—	—	—	(1)
Certain discrete tax expense	—	—	—	(2)
Gain/Loss from divestitures	—	—	(7)	—
LIFO expense	(2)	7	3	31
Gain from antitrust litigation settlements	(1)	—	(15)	(8)
Litigation and opioid-related expenses	23	2	14	4
Employee severance, litigation, and other	—	—	—	21

Adjusted equity earnings in Cencora (Non-GAAP measure)	$101	$119	$293	$365

ADJUSTED EFFECTIVE TAX RATE

	(in millions)
	Three months ended May 31, 2024			Three months ended May 31, 2023
	Earnings before income tax provision	Income tax provision	Effective tax rate	(Loss) Earnings before income tax (benefit) provision	Income tax (benefit) provision	Effective tax rate
Effective tax rate (GAAP)	$251	$20	8.0%	$(382)	$(330)	86.3%
Impact of non-GAAP adjustments	264	37		1,207	417
Equity method non-cash tax	—	(6)		—	(10)
Adjusted tax rate true-up	—	(15)		—	(10)

Subtotal	$516	$37		$825	$68
Exclude adjusted equity earnings in Cencora	(101)	—		(119)	—

Adjusted effective tax rate excluding adjusted equity earnings in Cencora (Non-GAAP measure)	$415	$37	9.0%	$706	$68	9.6%

	(in millions)
	Nine months ended May 31, 2024			Nine months ended May 31, 2023
	(Loss) Earnings before income tax benefit	Income tax benefit	Effective tax rate	(Loss) Earnings before income tax (benefit) provision	Income tax (benefit) provision	Effective tax rate
Effective tax rate (GAAP)	$(13,221)	$(836)	6.3%	$(5,044)	$(1,707)	33.8%
Impact of non-GAAP adjustments	15,108	969		7,878	1,787
Equity method non-cash tax	—	(20)		—	(33)
Adjusted tax rate true-up	—	(148)		—	181

Subtotal	$1,887	$(35)		$2,833	$228
Exclude adjusted equity earnings in Cencora	(293)	—		(365)	—

Adjusted effective tax rate excluding adjusted equity earnings in Cencora (Non-GAAP measure)	$1,594	$(35)	(2.2)%	$2,468	$228	9.2%

FREE CASH FLOW

	(in millions)
	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Net cash provided (used for) by operating activities (GAAP)	$605	$(20)	$(314)	$1,219
Less: Additions to property, plant and equipment	(278)	(525)	(1,135)	(1,633)
Plus: Acquisition related payments [2]	—	101	—	530
Plus: Bulk Purchase Annuity premium contributions [3]	7	—	386	—

Free cash flow (Non-GAAP measure) [1]	$334	$(444)	$(1,063)	$116

[1]

Free cash flow is defined as net cash provided by operating activities in a period less additions to property, plant and equipment (capital expenditures), plus acquisition related payments and incremental pension payments made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to the Consolidated Condensed Statement of Cash Flows.

[2]

During the three months ended May 31, 2023, the Company paid $101 million to settle liability classified share-based payment awards related to acquiring the remaining 45% equity interest in CareCentrix. In addition to the $101 million, during the nine months ended May 31, 2023, the Company paid $335 million to settle liability classified share-based payment awards related to acquiring the remaining 30% equity interest in Shields. The Company also paid one-time compensation costs related to VillageMD’s acquisition of Summit. The payments are not indicative of normal operating performance.

[3]

During the three and nine months ended May 31, 2024, the Company made incremental pension contributions of $7M and $386M, respectively, to the Boots Plan as part of the Trustee’s acquisition of a bulk annuity policy (the “Buy-In”) from Legal and General. The payments are not indicative of normal operating performance.

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